______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2009

GEORESOURCES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 5, 2009, GeoResources, Inc. issued a press release announcing financial results for the third quarter ended September 30, 2009.  A copy of the press release is furnished with this report as Exhibit 99.9, and is incorporated herein by reference.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.9	GeoResources, Inc. Press Release dated November 5, 2009.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC

By:	/s/ Frank A. Lodzinski Frank A. Lodzinski, President

Date: November 9, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.9	GeoResources, Inc. Press Release dated November 5, 2009.

EXHIBIT 99.9

Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 113
cathyk@geoi.net

FOR IMMEDIATE RELEASE

GeoResources, Inc. Reports Third Quarter and
 Nine-Month Financial Results

Reports nine-month earnings of $7.4 million and EBITDAX of $33.0 million.

Houston, Texas November 5, 2009 – GeoResources, Inc., (NASDAQ:GEOI), today announced its financial and operating results for the three and nine months ended September 30, 2009. The following tables summarize the results of operations as compared to similar periods in 2008.

	Three Months Ended September 30, (In thousands, except Earnings per share)
	2009	2008

Total revenue	$22,985	$23,593
Net income	$3,428	$5,799
Earnings per share (diluted)	$0.21	$0.35
EBITDAX (See below)	$14,678	$13,574

	Nine Months Ended September 30, (In thousands, except Earnings per share)
	2009	2008

Total revenue	$56,812	$75,745
Net income	$7,404	$17,813
Earnings per share (diluted)	$0.46	$1.14
EBITDAX (See below)	$33,015	$44,502

	Percent Increase (Decrease)	Three Months Ended September 30,
		2009	2008

Gas Production (MMcf)	132%	1,678	723
Oil Production (MBbls)	27%	212	167
Barrel of oil equivalent (MBOE)	71%	492	288
Average Price Gas before Hedge Settlements (per Mcf)	-71%	$2.67	$9.13
Average Price Oil before Hedge Settlements (per Bbl)	-47%	$61.65	$116.01
Average Price Gas after Hedge Settlements (per Mcf)	-58%	$3.87	$9.12
Average Price Oil after Hedge Settlements (per Bbl)	-30%	$63.55	$90.60

	Percent Increase (Decrease)	Nine Months Ended September 30,
		2009	2008

Gas Production (MMcf)	52%	3,430	2,251
Oil Production (MBbls)	9%	601	553
Barrel of oil equivalent (MBOE)	26%	1,173	928
Average Price Gas before Hedge Settlements (per Mcf)	-67%	$3.06	$9.24
Average Price Oil before Hedge Settlements (per Bbl)	-53%	$51.45	$109.81
Average Price Gas after Hedge Settlements (per Mcf)	-55%	$3.95	$8.82
Average Price Oil after Hedge Settlements (per Bbl)	-34%	$59.23	$89.50

For the three months ended September 30, 2009, the Company reported total revenues of $23.0 million and net income of $3.4 million, or $0.21 per basic and diluted common share. Oil and natural gas production increased substantially in the third quarter 2009 compared to the same period in 2008.  Natural gas production increased to 1,678 MMcf from 723 MMcf, an increase of 132%.  Oil production for the third quarter increased to 212 MBbls from 167 MBbls in the prior year’s period, an increase of 27%. The average realized price of natural gas after hedge settlements was $3.87 per Mcf for the third quarter of 2009, 58% less than the third quarter of 2008.  The average realized price of oil after hedge settlements for the third quarter of 2009 was $63.55 per barrel or 30% less than the third quarter in the prior year.

For the first nine-months of 2009, revenues totaled $56.8 million and net income was $7.4 million or $0.46 per basic and diluted common share.  For the nine months ended September 30, 2009, natural gas production totaled 3,430 MMcf or 52% greater than the 2,251 MMcf produced during the first nine months of 2008.  Oil production for the first nine months of 2009 increased 9% to 601 Mbbls from 553 Mbbls in the first nine months of 2008. The average realized price of natural gas was $3.95 per Mcf for the first nine months of 2009 or 55% less than the first nine months of the prior year.  The average realized price of oil was $59.23 per barrel or 34% less for the first nine months of 2009 than the first nine months in the prior year.
Earnings before interest, income taxes, depreciation, depletion and amortization, and exploration expense (“EBITDAX”) increased 8% to approximately $14.7 million for the third quarter 2009 compared $13.6 for the third quarter 2008.  EBITDAX for the first nine months of 2009 decreased 26% to approximately $33.0 million compared to $44.5 million for the same period in 2008.
The following tables reconcile reported net income to EBITDAX for the periods indicated (in thousands):
	Three Months Ended September 30,
	2009	2008
EBITDAX (1)

Net income	$3,428	$5,799
Add back:
Interest expense	1,586	975
Income taxes:
Current	356	1,679
Deferred	2,184	2,149
Depreciation, depletion and amortization	6,310	3,833
Hedge and derivative contracts	194	(890)
Exploration and impairments	620	29
EBITDAX	$14,678	$13,574

	Nine Months Ended September 30,
	2009	2008

Net income	$7,404	$17,813
Add back:
Interest expense	3,549	3,858
Income taxes :
Current	(176)	4,438
Deferred	5,292	6,532
Depreciation, depletion and amortization	15,503	11,283
Hedge and derivative contracts	327	47
Exploration and impairments	1,116	531
EBITDAX	$33,015	$44,502

(1) As used herein, EBITDAX is calculated as earnings before interest, income taxes, depreciation, depletion and amortization, and exploration expense and further includes impairments and hedge ineffectiveness and income or loss on derivative contracts. EBITDAX should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

Comments

Mr. Frank A. Lodzinski, CEO and president, commented “Our results for the third quarter reflect our continued profitable growth. The third quarter comparison to last year is particularly relevant, as it demonstrates our production growth excluding prior year divestitures and also demonstrates the considerable improvement in per unit lease operating expenses. On a unit-of-production basis, costs decreased by 54%. While part of this decrease is a result of general cost reductions within the industry, the greater impact is a direct result of our business strategy and reflects re-engineering projects, development drilling, acquisitions of properties with lower operating costs and divestitures of properties with higher operating costs. Increased production is a direct result of our successful drilling programs in the Bakken Shale of the Williston Basin and our Giddings Austin Chalk program and of the acquisitions we have made in these core areas. These programs are expected to continue to contribute to our growth through continuous drilling. To that end, our joint venture in the Bakken is currently running three rigs and a fourth rig may be added from time to time. In addition, we will spud our next Austin Chalk well this month after a suspension of drilling for the past several months. While our eastern Grimes County wells were predominately gas, our next several locations are located in western Grimes County and are expected to yield approximately 50% oil and natural gas liquids. We realized substantial net income and EBITDAX for the third quarter, in the amounts of $3.4 million and $14.7 million, respectively.  We expect our future earnings to benefit from further increases in production and lower per-unit lease operating expenses.  While reductions in the costs of materials and services favorably impacted lease operating expenses, the bulk of the reductions are a direct result of our field re-engineering and development drilling activities. We will continue to focus on cash flow and our bottom line while we pursue our business plan.”

Lodzinski further commented, “In July, we entered into our Second Amended and Restated Credit Agreement. The facility was increased to $250 million and extended to October 16, 2012.  The initial borrowing base was set at $135 million and provided for interest rates of (a) LIBOR plus 2.25% to 3.00% or (b) the prime lending rate plus 1.25% to 2.00%, depending upon the amount borrowed.  The increased and extended facility requires a redetermination of the borrowing base as of November 1 and May 1 of each year.  Accordingly, our borrowing base redetermination is currently pending and we expect our borrowing base to, at least, be maintained until the next redetermination. The participating banks include, Wachovia Bank, Comerica Bank, BBVA Compass, U.S. Bank, Frost National Bank, Bank of Texas and Natixis. Our strong cash flows, working capital and liquidity, position us favorably to continue our growth.”

About GeoResources, Inc.
GeoResources, Inc. is an independent oil and gas company engaged in the acquisition and development of oil and gas reserves through an active and diversified program which includes purchases of reserves, re-engineering, and development and exploration activities primarily focused in three core areas – the Southwest, Gulf Coast, and the Williston Basin.  For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements
Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read our 10-K/A for the year ended December 31, 2008 and the other  SEC reports of the Company and any and all other documents filed with the SEC regarding information about GeoResources for meaningful cautionary language in respect of the forward-looking statements herein.  Interested persons are able to obtain free copies of filings containing information about GeoResources, without charge, at the SEC’s Internet site (http://www.sec.gov).

GEORESOURCES, INC and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	September 30,	December 31,
	2009	2008
ASSETS	(unaudited)

Current assets:

Cash	$11,936	$13,967
Accounts receivable
Oil and gas revenues	11,131	11,439
Joint interest billings and other	14,298	7,172
Affiliated partnerships	289	2,905
Notes receivable	120	120
Derivative financial instruments	722	8,200
Income taxes receivable	2,962	2,165
Prepaid expenses and other	2,650	3,923

Total current assets	44,108	49,891

Oil and gas properties, successful efforts method:

Proved properties	279,240	204,536
Unproved properties	9,890	2,409
Office and other equipment	797	1,025
Land	96	96
	290,023	208,066

Less accumulated depreciation, depletion and amortization	(41,277)	(26,486)

Net property and equipment	248,746	181,580

Equity in oil and gas limited partnerships	4,099	3,266

Derivative financial instruments	755	6,409

Deferred financing costs and other	3,768	2,388

	$301,476	$243,534

GEORESOURCES, INC and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	September 30,	December 31,
	2009	2008
	(unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$4,066	$10,750
Accounts payable to affiliated partnerships	9,172	10,310
Revenues and royalties payable	13,898	11,701
Drilling advances	38	2,169
Accrued expenses	1,859	1,506
Derivative financial instruments	3,364	1,572

Total current liabilities	32,397	38,008

Long-term debt	104,000	40,000

Deferred income taxes	17,410	17,868

Asset retirement obligations	5,741	5,418

Derivative financial instruments	1,066	1,245

Stockholders' equity:
Common stock, par value $0.01 per share; authorized 100,000,000
shares; issued and outstanding: 16,241,717	162	162
Additional paid-in capital	113,587	112,523
Accumulated other comprehensive (loss) income	(1,318)	7,283
Retained earnings	28,431	21,027

Total stockholders' equity	140,862	140,995

	$301,476	$243,534

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Revenue:
Oil and gas revenues	$19,980	$21,763	$49,109	$69,344
Partnership management fees	151	585	847	1,419
Property operating income	398	381	1,312	1,052
Gain on sale of property and equipment	57	308	1,545	2,269
Partnership income	2,374	366	3,834	1,021
Interest and other	25	190	165	640

Total revenue	22,985	23,593	56,812	75,745

Expenses:
Lease operating expense	4,395	5,594	13,202	17,174
Severance taxes	1,200	2,088	2,562	6,405
Re-engineering and workovers	761	649	2,057	2,331
Exploration expense	620	29	988	531
Impairment of oil and gas properties	-	-	128	-
General and administrative expense	1,951	1,688	5,976	5,333
Depreciation, depletion and amortization	6,310	3,833	15,503	11,283
Hedge ineffectiveness	111	(890)	186	47
Loss on derivative contracts	83	-	141	-
Interest	1,586	975	3,549	3,858

Total expense	17,017	13,966	44,292	46,962

Income before income taxes	5,968	9,627	12,520	28,783

Income tax expense (benefit):
Current	356	1,679	(176)	4,438
Deferred	2,184	2,149	5,292	6,532
	2,540	3,828	5,116	10,970

Net income	$3,428	$5,799	$7,404	$17,813

Net income per share (basic)	$0.21	$0.36	$0.46	$1.16

Net income per share (diluted)	$0.21	$0.35	$0.46	$1.14

Weighted average shares outstanding:
Basic	16,241,717	16,236,716	16,241,717	15,384,864

Diluted	16,323,353	16,440,755	16,241,717	15,582,284

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except share and per share amounts)
(unaudited)

	Nine Months Ended September 30,
Cash flows from operating activities:	2009	2008
Net income	$7,404	$17,813
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation, depletion and amortization	15,503	11,283
Unproved property impairments	-	483
Proved property impairments	128	-
Gain on sale of property and equipment	(1,545)	(2,269)
Accretion of asset retirement obligations	271	304
Unrealized gain on derivative contracts	(153)	-
Amortization of loss on canceled hedge contract	363	-
Hedge ineffectiveness loss	186	47
Partnership income	(3,834)	(1,021)
Partnership distributions	1,355	551
Deferred income taxes	5,292	6,532
Non-cash compensation	1,064	462
Changes in assets and liabilities:
Increase in accounts receivable	(5,593)	(155)
Decrease in notes receivable	245	555
Increase in prepaid expense and other	(355)	(1,499)
Increase (decrease) in accounts payable and accrued expense	(7,403)	5,514
Net cash provided by operating activities	12,928	38,600

Cash flows from investing activities:
Proceeds from sale of property and equipment	2,660	20,960
Additions to property and equipment	(81,619)	(43,012)
Investment in oil and gas limited partnership	-	(978)
Net cash used in investing activities	(78,959)	(23,030)

Cash flows from financing activities:
Issuance of common stock	-	32,187
Issuance of long-term debt	64,000	-
Reduction of long-term debt	-	(46,000)
Net cash provided by (used in) financing activities	64,000	(13,813)

Net (decrease) increase in cash and cash equivalents	(2,031)	1,757

Cash and cash equivalents at beginning of period	13,967	24,430

Cash and cash equivalents at end of period	$11,936	$26,187

Supplementary information:
Interest paid	$2,938	$3,708
Income taxes paid	$677	$4,210